                                                                  EXHIBIT 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                 (in thousands)

                                                       52 WEEKS ENDED                                   12 WEEKS ENDED
                                  --------------------------------------------------------------  --------------------------
                                  SEPTEMBER 1,  AUGUST 30,  AUGUST 29,  AUGUST 28,  SEPTEMBER 3,  NOVEMBER 20,  NOVEMBER 26,
                                       1991         1992        1993        1994        1995          1994          1995
                                  ------------  ----------  ----------  ----------  ------------  ------------  ------------
                                                                                                          (UNAUDITED)
Earnings(1). . . . . . . . . . . .   $342,041    $368,855    $336,463   $203,555(3)    $368,204     $ 82,250      $ 84,345
Less: Capitalized interest . . . .      4,114       8,487       9,483      7,170          3,275         (748)       (1,268)
Add: Interest on debt(2) . . . . .     30,155      44,012      55,599     57,642         71,186       14,887        19,039
 Portion of rent under
 long-term operating
 leases representative of
 an interest factor. . . . . . . .     17,972      20,208      23,220     26,940         32,160        7,450         7,295
                                     --------    --------    --------   --------       --------     --------      --------
Total earnings available for
 fixed charges . . . . . . . . . .   $386,054    $424,588    $405,799   $280,967       $468,275     $103,839      $109,411
                                     --------    --------    --------   --------       --------     --------      --------
                                     --------    --------    --------   --------       --------     --------      --------
Fixed Charges:
 Interest on debt(2) . . . . . . .   $ 30,155    $ 44,012    $ 55,599   $ 57,642       $ 71,186     $ 14,887      $ 19,039

 Portion of rent under long-
     term operating leases
     representative of an
     interest factor . . . . . . .     17,972      20,208      23,220     26,940         32,160        7,450         7,295
                                     --------    --------    --------   --------       --------     --------      --------
Total fixed charges. . . . . . . .   $ 48,127    $ 64,220    $ 78,819   $ 84,582       $103,346     $ 22,337      $ 26,334
                                     --------    --------    --------   --------       --------     --------      --------
                                     --------    --------    --------   --------       --------     --------      --------
Ratio of earnings to fixed
 charges . . . . . . . . . . . . .        8.0         6.6         5.2        3.3(4)         4.5          4.7           4.2
                                     --------    --------    --------   --------       --------     --------      --------
                                     --------    --------    --------   --------       --------     --------      --------

_____________
(1) Earnings represent income from continuing operations before provision for income taxes.
(2)  Includes amortization of debt expense and capitalized interest.
(3) Includes provision for merger and restructuring expenses of $120,000 pre-tax ($80,000 or $.36 per share, after tax), related to the merger of The Price Company and Costco Wholesale Corporation in October 1993. If such provision for merger and restructuring expenses were excluded, income from continuing operations before provision for income taxes for fiscal 1994 and for the twenty-four weeks ended February 13, 1994 would have been $323,555 and $174,179, respectively.
(4) If the $120,000 pre-tax provision for merger and restructuring expenses were excluded, the ratio of earnings to fixed charges for fiscal 1994 and the twenty-four weeks ended February 12, 1995 would be 4.7 and 6.0, respectively.